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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 1, 1998
                      (Date of the earliest event reported)

                                  INFOUSA INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                           0-19598
 (State or other jurisdiction                        (Commission File Number)
       of incorporation)

                  5711 South 86th Circle, Omaha, Nebraska 68127
               (Address of principal executive offices) (Zip Code)

                                  402/593-4500
              (Registrants's telephone number, including area code)


Item 4.  Change in Registrant's Certifying Accountant

         On October 1, 1998, PricewaterhouseCoopers LLP, the Company's independent accountants (the "Former Accountants") resigned from their engagement as principal accountants for infoUSA Inc. (the "Company").

         The reports of the Former Accountants for the last two fiscal years contained no adverse opinion, disclaimer of opinion or opinion that was qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to change accountants was not recommended or approved by the Company's board of directors, nor by its audit committee.

         In the last two fiscal years and through October 1, 1998, there have been no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements of such years.
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         In the last two fiscal years and since the completion of the last fiscal year, none of the events listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred except;

         The Form 10-Q, filed by the Company for the period ended June 30, 1998, disclosed that the Company was in the process of performing a valuation analysis of its acquisition of JAMI and any changes to its preliminary estimates of the assets acquired, liabilities assumed and goodwill and other intangibles recorded as part of the purchase, including an assessment of purchased in-process research and development costs would be recorded in the third quarter of 1998. The Former Accountants indicated that if such in-process research and development charge was material, the financial statements for the period ended June 30, 1998 would require restatement. Consistent with its quarterly report on Form 10-Q for the quarter ended June 30, 1998, the Company does not expect that any such in-process research and development costs will be material. In addition, as a result of recent financial management resignations, the Former Accountants advised the Company that it intended to expand the scope of its audit testing for the fiscal year 1998 audit, and management is in agreement with this advice.

         The Company is discussing the engagement of a Big Five Accounting Firm, and such firm is presently completing its pre-engagement procedures. The Company expects to announce the engagement of such firm shortly.

         The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment promptly upon its receipt from PricewaterhouseCoopers LLP.

Item 7. Financial Statements and Exhibits

(c)    Exhibits

           16.1 Letter from Former Accountants regarding change in certifying accountant to be filed by amendment




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 7, 1998                             /s/ Vinod Gupta
                                                     ---------------------------
                                                     Vinod Gupta
                                                     Chief Executive Officer